UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/06/2014

Rainmaker Systems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28009

Delaware	33-0442860
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

900 East Hamilton Ave.
Campbell, California 95008
(Address of principal executive offices, including zip code)

(408) 626-3800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On November 6, 2014, Rainmaker Systems, Inc. (the "Company") received a notice of default from investors holding revolving line of credit promissory notes in the outstanding principal amount of $200,000 (the "Revolving Notes"). The notice of default stated that an event of default had occurred under the Revolving Notes as a result of the Company's failure to repay principal when due, and declared all principal and accrued interest outstanding under the Revolving Notes to be immediately due and payable. The Revolving Notes were issued by the Company on September 2, 2014 and permit the Company to borrow up to an aggregate principal amount of $200,000 on a revolving basis, with borrowings due 30 days following the date of each advance. The Company borrowed $200,000 under the Revolving Notes on September 2, 2014 and failed to repay such borrowing within 30 days following the advance date. Amounts outstanding under the Revolving Notes accrue interest at a non-default rate of 5% per annum and a default rate of 7% per annum. At November 6, 2014 accrued interest on the Revolving Notes was $2,176. The Revolving Notes are secured by a second lien on substantially all of the Company's consolidated assets.

On November 6, 2014, the Company also received a notice of default from investors (the "Majority Investors") holding $1,800,000 of the outstanding principal amount of the Company's secured convertible promissory notes (the "Convertible Notes") and $900,000 of the outstanding principal amount of the Company's supplemental secured promissory notes (the "Supplemental Notes"). The notice of default stated that an event of default had occurred under the Convertible Notes and Supplemental Notes as a result of the Company's failure to repay the above-referenced Revolving Notes when due, and declared all principal and accrued interest outstanding under the Convertible Notes and Supplemental Notes held by the Majority Investors to be immediately due and payable. The issuance of the Convertible Notes and Supplemental Notes was previously reported on the Company's Current Report on Form 8-K filed with the Commission on July 21, 2014 and under Item 5 of Part II of the Company's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2014. As of the date hereof, the aggregate outstanding principal amount of the Convertible Notes and the Supplemental Notes together is $4,635,000. Amounts outstanding under the Convertible Notes and Supplemental Notes accrue interest at a non-default rate of 8% per annum and a default rate of 15% per annum. At November 6, 2014 accrued interest on the Convertible Notes and the Supplemental Notes was $117,651. The Convertible Notes and Supplemental Notes are secured by a first lien on substantially all of the Company's consolidated assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rainmaker Systems, Inc.

Date: November 12, 2014	By:	/s/ Bryant Tolles, III
Bryant Tolles, III
Chief Financial Officer